Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

ING Investors Trust/ING Variable Portfolios, Inc.

We consent to the use of our reports dated February 25, 2010, incorporated herein by reference, on the financial statements of ING Wells Fargo Small Cap Disciplined Portfolio, a series of ING Investors Trust, and ING Small Company Portfolio, a series of ING Variable Portfolios, Inc., and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

May 5, 2010